       As filed with the Securities and Exchange Commission on May 7, 2001.
                                              Registration No. 333-_____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ----------
                                 CV THERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    45-1570294
     (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                           ---------------------------
                                3172 PORTER DRIVE
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 812-0585
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


             CV THERAPEUTICS, INC. 2000 NONSTATUTORY INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)

                            ---------------------------
 LOUIS G. LANGE, M.D., PH.D.                                  COPY TO:
   CHIEF EXECUTIVE OFFICER                            ALAN C. MENDELSON, ESQ.
    CV THERAPEUTICS, INC.                                 LATHAM & WATKINS
      3172 PORTER DRIVE                                135 COMMONWEALTH DRIVE
 PALO ALTO, CALIFORNIA 94304                        MENLO PARK, CALIFORNIA 94025
       (650) 812-0585                                      (650) 463-4693
              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

-----------------------------------------------------------------------------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE CHART
-----------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED       AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
                                             REGISTERED(1)          SHARE (2)            PRICE(2)                FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share        350,000               $44.10            $15,435,000             $3,859
-----------------------------------------------------------------------------------------------------------------------------

  (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.
  (2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based on the average high and low prices for the Registrant's Common Stock as reported on the Nasdaq National Market on May 4, 2001.






         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                     PART I

         The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                     PART II

         By a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 31, 2000, Registration No. 333-49026 (the "First Registration Statement"), the Registrant previously registered 250,000 shares of its Common Stock reserved for issuance from time to time in connection with the 2000 Nonstatutory Incentive Plan (the "Plan"). On February 9, 2001, the Registrant's Board of Directors authorized the amendment of the Plan to increase the number of shares of Common Stock issuable thereunder by 350,000 shares to a total of 600,000 shares. The Registrant is hereby registering an additional 350,000 shares of Common Stock issuable under the Plan.

         Pursuant to General Instruction E of Form S-8, the contents of the First Registration Statement are incorporated by reference herein with such modifications as are set forth below.

ITEM 8.           EXHIBITS

          See the Exhibit Index on Page 5.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1993, as amended (the "Securities Act"), we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned thereunto duly authorized, in the city of Palo Alto, County of Santa Clara, State of California, on the 7th day of May, 2001.

                              CV THERAPEUTICS, INC.


                              By:        /s/ DANIEL K. SPIEGELMAN
                                  ---------------------------------------------
                                            Daniel K. Spiegelman
                               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                  (Principal financial and accounting officer)

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LOUIS G. LANGE and DANIEL K. SPIEGELMAN, jointly and severally, his or her attorneys-in-fact and agents, each with power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                         TITLE                           DATE
                 ---------                                         -----                           ----

           /s/ LOUIS G. LANGE                         Chairman of the Board and Chief          May 7, 2001
---------------------------------------------               Executive Officer
        Louis G. Lange, M.D., Ph.D.                   (Principal executive officer)


          /s/ DANIEL K. SPIEGELMAN                    Senior Vice President and Chief          May 7, 2001
---------------------------------------------      Financial Officer (Principal financial
            Daniel K. Spiegelman                            and accounting officer)


            /s/ R. SCOTT GREER                                   Director                      May 7, 2001
---------------------------------------------
               R. Scott Greer


          /s/ THOMAS L. GUTSHALL                                 Director                      May 7, 2001
---------------------------------------------
             Thomas L. Gutshall


           /s/ PETER BARTON HUTT                                 Director                      May 7, 2001
---------------------------------------------
             Peter Barton Hutt

           /s/ BARBARA J. MCNEIL                                  Director                     May 7, 2001
---------------------------------------------
       Barbara J. McNeil, M.D., Ph.D.


                                                                  Director                     May  , 2001
---------------------------------------------
       Costa G. Sevastopoulos, Ph.D.


                                INDEX TO EXHIBITS

    EXHIBIT                       DESCRIPTION
    -------                       -----------

      4.1        CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan, as amended.

      5.1        Opinion of Latham & Watkins.

     23.1        Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

     23.2        Consent of Ernst & Young LLP, Independent Auditors.

     24.1 Power of Attorney (included on the signature page to this Registration Statement).